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                                                      EXHIBIT 10.8

[PAYTRUST LOGO]

            EMPLOYMENT AGREEMENT, dated May 8, 1999, between Secure Commerce Services ("Paytrust"), Inc., a Delaware corporation (the "Employer"), and MR. JOHN YAPAOLA (the "Employee").

            Paytrust, a corporation organized under the laws of United States and the Employee are parties to an Employment Agreement, dated June 14, 1999.


            The parties hereto agree as follows:

            1.    Services; Term.

            (a) The Employer hereby employs the Employee, and the Employee hereby agrees to be employed by the Employer, as "Executive Vice President Business Development" of the Employer, and the Employee will use his best efforts to perform services for the Employer in accordance with directions given to the Employee from time to time by the Chief Executive Officer ("CEO").

            (b) As Executive Vice President of Business Development of the Employer, the Employee shall primarily be responsible for the development and coordination of the Employer's business development (including sales) worldwide. Notwithstanding the foregoing, during the Employment Period (as defined below), the Employee shall perform such other or additional duties and responsibilities as may be requested by the Employer from time to time that are consistent with Employee's title and position, and in such event, the "Services" shall be deemed to include such additional duties or responsibilities.

            (c) The Employee shall commence employment no later than June 14, 1999 (the "Effective Date") and ending on the date of termination of employment by either party in accordance with the terms of this Agreement (such period being referred to as the "Employment Period"). The Employee is an "employee at will" of the Employer, and nothing set forth herein shall be deemed to guarantee the Employee any particular term of employment.

            2.    Performance by Employee.

            (a) During the Employment Period, the Employee shall devote all of his business time, attention, knowledge and skills to, and use his best efforts to perform the Services and shall promote the interests of the Employer in carrying out the Services.

            (b) Except for the activities described on Annex A, the Employee shall not engage in any professional full-time or part-time activities, whether or not remunerated, without the prior written consent of the CEO of the Employer. Employee's role in the activities listed on Annex A shall in no way interfere with Employee's performance as described in Section 2(a).
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The Employee shall not engage in any other full-time or part-time activities, including the activities described on Annex A, that involve the use of the Employer's infrastructure or personnel, without the prior written consent of the CEO of Paytrust. Notwithstanding the foregoing, the Employee may make personal investments in other businesses, as long as those investments do not require the Employee to participate in the operation of the companies in which the Employee invests or otherwise materially interfere with the Employee's employment under this Agreement.

            3. Reporting. The Employee shall regularly report to the CEO of
               Paytrust.

            4.    Compensation and Benefits.

            (a) Salary. As compensation for the Services, the Employer shall pay to the Employee during the Employment Period a base salary, which shall be at the annual rate of $100,000 (the "Base Salary"), payable in U.S. dollars on a biweekly basis. The Base Salary includes all compensation for overtime. In addition the Employee will draw $50,000 in an annualized draw, paid on a biweekly basis. The draw is a non-refundable advance against bonuses earned in accordance with Section 4(b).
            (b) Bonus. As additional compensation for the Services, the Employer shall pay to the Employee a performance related bonus (the "Bonus").

The Bonus will be calculated based on the number of paying subscribers that signup for Paytrust service through initiatives completed by the employee.

                          Year 1            Year 2            Year 3
Bonus/Subscriber/Month    $.50              $.25              .10

The Bonus will be paid on a quarterly basis and will be capped at $500,000 per annum.


            (c) Reimbursement. The Employer shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee directly related to the performance by the Employee of the Services, including for travel-related expenses relating to the business of the Employer. The Employee shall account for all reimbursable expenses in accordance with the Employer's record-keeping requirements as amended from time to time, and reimbursement shall be made by the Employer on a monthly basis against presentation of receipts by the Employee.

            (d) Benefits. During the Employment Period, the Employee shall be entitled to receive health insurance and other employee benefits consistent with the Employer's policies as amended from time to time.

            (e) Vacation. During the Employment Period, the Employee shall be entitled to take two weeks of paid vacation (ten working days) annually. The vacation dates shall be subject to the prior approval of the Employer. The Employee is also entitled to an additional eight paid holidays in accordance with Paytrust's posted Holiday Schedule annually, not included in the two weeks of vacation.






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            5.    Termination.

            (a) Termination by Employer With Cause. The Employer, at its option, may terminate the Employment Period and all of the obligations of the Employer hereunder for Cause. For the purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment hereunder in the event of (i) the Employee's conviction of, or plea of guilty or nolo contendere to, either a felony or a crime for which a term of imprisonment of more than one year may be imposed and which involves a fraudulent act, (ii) the Employee's gross negligence in the performance of the Services, (iii) the Employee's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of the Services, or (iv) the Employee's other material breach of his obligations under this Agreement.

            (b) Termination by Employer Without Cause. The Employer, at its option, may terminate the Employment Period without Cause at any time upon three months' prior written notice to the Employee, effective at the end of the third full calendar month following the month in which notice is given.

            (c) Termination by Employee. The Employee, at its option, may terminate the Employment Period for any reason at any time upon three months" prior written notice to the Employer, effective at the end of the third full calendar month following the month in which notice is given.

            (d) Payments in the Events of Termination. If the employee is terminated without cause, the Employer shall pay the Employee an amount equal to 50% of the Employee's total annual compensation (salary + bonus) earned to the date of termination and in equal installments for a 3-month period thereafter as severance compensation. Employer shall pay all bonuses, commissions and expenses due employee at time of termination. Employee shall have the right to purchase all vested options as set forth under the provisions in Section 7. Employee will have 90-days from the date of termination to execute the purchase of all vested options from Paytrust.

            (e) Termination of Obligations. In the event of termination of the Employment Period in accordance with this Section 5, all obligations of the Employer under this Agreement shall terminate, except as specifically set forth in Section 5(d). Notwithstanding the foregoing, the provisions of Sections 6 and 7 shall survive such termination in accordance with their respective terms and the relevant provisions of Section 9 shall survive such termination indefinitely. In the event of termination of the Employment Period in accordance with this Section 5, the Employee agrees to cooperate with the Employer in order to ensure an orderly transfer of the Employee's duties and responsibilities.

            6.    Confidentiality; Non-Disclosure; Inventions.
            (a) (i) Except as provided in this Section 6(a), during and for a period of one year after the term of this Agreement, the Employee shall not disclose any confidential or proprietary information of the Employer or its affiliates or subsidiaries to any person, firm, corporation or other entity (other than the Employer or its affiliates or subsidiaries or any officers,






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employees, agents, or representatives thereof) for any reason or purpose whatsoever (other than in the normal course of business on a need-to-know basis after the Employer has received assurances that the confidential or proprietary information shall be kept confidential), nor shall the Employee make use of any such confidential or proprietary information for his own purposes or for the benefit of any person, firm, corporation or other entity, except the Employer. As used in this Section, the term "confidential or proprietary information" means all information which is or becomes known to the Employee and relates to such matters as trade secrets, research and development activities, new or prospective products or services (including expertise, copyright, trade secrets, proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, equipment, algorithms, software programs, software source documents and formulae), books and records, financial data, customer lists, marketing techniques, suppliers, purchases, potential business combinations, distribution channels, services, procedures, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by the Employee or by a person who received such information from the Employee in violation of this Agreement).

            (ii) If, at any time during or after the term of this Agreement, the Employee is requested or (in the opinion of his counsel) required by law or judicial order to disclose any confidential or proprietary information, the Employee shall provide the Employer with prompt notice of any such request or requirement so that the Employer may seek an appropriate protective order or waiver of the Employee's compliance with the provisions of this Section 6(a). The Employee will not oppose any reasonable action by, and will cooperate with, the Employer to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. If, failing the entry of a protective order or the receipt of a waiver hereunder, he is, in the opinion of his counsel, compelled by law to disclose a portion of the confidential or proprietary information, the Employee may disclose to the relevant tribunal without liability hereunder only that portion of the confidential or proprietary information which counsel advises the Employee he is legally required to disclose, and each of the parties hereto agrees to exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such confidential or proprietary information.

            (b) The Employee agrees that he will promptly and fully disclose to the Employer all inventions, ideas, software, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by the Employee (either solely or jointly with others) during the term of this Agreement and for a period of six months thereafter, and all tangible work product derived therefrom (collectively, the "Ideas"). The Employee agrees that all such Ideas shall be and remain the sole and exclusive property of the Employer. On the request of the Employer, the Employee shall, during and after the term of this Agreement, without charge to the Employer but at the expense of the Employer, assist the Employer in any reasonable way to vest in the Employer, title to all such Ideas, and to obtain any patents, trademarks or copyrights thereon in all countries throughout the world. In this regard, the parties shall execute and deliver any and all documents that the Employer may reasonably request.








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            7. Equity Interest of Employee. The Employee shall be granted options to purchase 300,000 shares of common stock of Paytrust. The stock options will vest in equal installments over a period of four years from the Effective Date (25% of the stock options each year), on June 14th of each of the years 2000, 2001, 2002, 2003. Notwithstanding the foregoing, all of the Employee's stock options will vest immediately upon a sale of all or substantially all of Paytrust to a third party in which the employee is not offered a position of equal or greater compensation and responsibility, provided that the Employee is employed by the Employer at the time of the sale and that the sale results in a change in control of more than 50% of Paytrust. In the event of an initial public offering of the stock of Paytrust("IPO"), the Employee may exercise up to 10% of his vested stock options and sell the underlying shares in the IPO with the permission of, and subject to any restrictions imposed by, the underwriters.

            The Employee will also be offered a loan so that he may purchase up to 200,000 shares of Paytrust's common stock. A separate loan agreement will be executed for this transaction, which will contain at a minimum the following terms: the loan will collect fair market interest, will be repayable in full after three years and will be collateralized by the shares of Paytrust common stock that are purchased.

            8.    General Provisions.

            (a) Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although the Employee and the Employer consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the Employer's goodwill and proprietary rights, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

            (b) Withholding. The Employer shall withhold such amounts from any compensation or other benefits referred to herein as payable to the Employee on account of payroll and other taxes as may be required by applicable law or regulation of any governmental authority.

            (c) Assignment; Benefit. This Agreement is personal in its nature and the parties hereto shall not, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Employer, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

            (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by facsimile (with confirmation of receipt), addressed as follows:







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            If to the Employer:

                     Secure Commerce Services, Inc.
                     29 Emmons Drive
                     Suite E10
                     Princeton, NJ  08540


            If to the Employee:

                     John Yapaola
                     3 Sylvan Drive
                     Pine Brook, NJ  07058
                     Facsimile:  201.244.9390

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If such notice or communication is mailed, such communication shall be deemed to have been given on the fifth business day following the date on which such communication is posted.

            (f) Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            (g) Descriptive Headings; Certain Interpretations. (i) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. (ii) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (A) the singular includes the plural and the plural includes the singular; and (B) "or" and "either" are not exclusive and "include" and "including" are not limiting.

            (h) Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements or understandings among the parties with respect to the Employee's employment by the Employer, including the Original Employment Agreement.

            (I) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW JERSEY.

            (J) CONSENT TO JURISDICTION. EACH OF THE EMPLOYER AND THE EMPLOYEE HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS





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TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE
DISTRICT OF NEW JERSEY AND OF ANY NEW JERSEY STATE COURT FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE EMPLOYEE AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATING THERETO EXCEPT IN SUCH A COURT. EACH OF THE EMPLOYER AND THE EMPLOYEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT OR HE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.



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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first written above.

                                 Secure Commerce Services, Inc.,
                                 a Delaware corporation


                                 By: /s/ Flint A. Lane
                                     -------------------------------------
                                     Name: Flint A. Lane
                                     Title:      co-CEO


                                     /s/ John Yapaola
                                     -------------------------------------
                                     John Yapaola

            Paytrust executes this Agreement for the sole purpose of acknowledging and agreeing to the terms of Section 8 of this Agreement.


                                      SECURE COMMERCE SERVICES, INC.,



                                 By: /s/ Flint A. Lane
                                     -------------------------------------
                                     Name: Flint A. Lane
                                     Title:      co-CEO


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                                                                         Annex A



                              PART-TIME ACTIVITIES



1.    Completion of book.



2. Serving as President of CY Designs (a company that is not competitive with the Employer). CY Designs is engaged in the development and sale of educational software products.